IDS Life Insurance Company of New York - NY VUL III Compensation Schedule

Rate band 1 = $50,000 - 99,999   Rate band 2 =  $100,000  - 249,999
Rate band 3 = $250,000 - 999,999 Rate band 4 = $1,000,000+

 Face Amount /                    New Business GDC                           Client Service GDC
 Rate Band 1 & 2                Premium/MFYAP/Target   Excess/Renewal               ABC
 ---------------                --------------------   --------------               ---
 Up to $249,999                         95%                 3.5%              $1.25/$1,000 for
 Non-Smoker                                                                   proprietary and
 (Ages 20 - 70)                                                             non-proprietary fund
                                                                                   assets

 Up to $249,999                         95%                 3.5%           on all rate bands and
 Smoker                                                                          issue ages
 (Ages 0 - 70)

 Up to $249,999 S/NS                    77%                 3.5%
 (Ages 71 - 75)

 Up to $249,999 S/NS                    57%                 3.5%
 (Ages 76 - 80)

 Up to $249,999 S/NS                    38%                 3.5%
 (Ages 81 - 85)

 Rate Band 3
--------------
 $250,000 - $999,999                    85%                 2.5%              $1.25/$1,000 for
 Smoker / Non-Smoker                                                          proprietary and
 (Ages 0 - 70)                                                              non-proprietary fund
                                                                                   assets

 $250,000 - $999,999 S/NS               64%                 2.5%           on all rate bands and
 (Ages 71 - 75)                                                                  issue ages

 $250,000 - $999,999 S/NS               49%                 2.5%
 (Ages 76 - 80)

 $250,000 - $999,999  S/NS              35%                 2.5%
 (Ages 81 - 85)

 Rate Band 4
-------------
 $1,000,000+                            85%                 2.5%              $1.25/$1,000 for
 (Ages 0 - 70)                                                                proprietary and
                                                                            non-proprietary fund
                                                                                   assets

 $1,000,000+                            64%                 2.5%           on all rate bands and
 (Ages 71 - 75)                                                                  issue ages

 $1,000,000+                            49%                 2.5%
 (Ages 76 - 80)

 $1,000,000+                            35%                 2.5%
 (Ages 81 - 85)
